Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOWX ACQUISITION CORP.

Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware

October 20, 2021

BowX Acquisition Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is BowX Acquisition Corp. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on May 19, 2020. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Delaware Secretary on August 4, 2020.

2. This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 and Section 245 of the DGCL.

3. This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

4. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be duly executed by an authorized officer this 20th day of October, 2021.

BOWX ACQUISITION CORP.

By:	/s/ Vivek Ranadivé
Name: Vivek Ranadivé
Title: Chairman and Co-Chief Executive Officer

[Signature Page to Second Amended and Restated Certificate of Incorporation]

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WEWORK INC.

ARTICLE I

The name of the corporation is WeWork Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE IV

The Corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock”, “Class C Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is 1,625,041,666. The total number of shares of Class A Common Stock that the Corporation is authorized to issue is 1,500,000,000 , having a par value of $0.0001 per share, the total number of shares of Class C Common Stock that the Corporation is authorized to issue is 25,041,666, having a par value of $0.0001 per share and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 100,000,000, having a par value of $0.0001 per share.

Upon the effective time of the filing of this Second Amended and Restated Certificate of Incorporation (the “Effective Time”), and without any further action of the Corporation or any stockholder of the Corporation, each share of the series of common stock of the Corporation designated “Class A Common Stock”, par value $0.0001 per share (“Former Class A Common Stock”) and each share of the series of common stock of the Corporation designated as “Class B Common Stock”, par value $0.0001 per share (“Former Class B Common Stock”), that is issued and outstanding immediately prior to the Effective Time shall be automatically reclassified and converted into one (1) share of the class of Class A Common Stock. Each stock certificate or book-entry position that, immediately prior to the Effective Time, represented shares of Former Class A Common Stock or Former Class B Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for the exchange, represent that number of shares of Class A Common Stock into which the shares formerly represented by such certificate or book-entry position have been automatically reclassified and converted pursuant to this Article IV.

ARTICLE V

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A. Class A Common Stock.

1. General. The voting, dividend, liquidation and other rights and powers of the Class A Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting. Except as otherwise provided herein or expressly required by law, each holder of Class A Common Stock, as such, shall be entitled to vote as a single class with the holders of Class C Common Stock on each matter submitted to a vote of stockholders and shall be entitled to one vote for each share of Class A Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL. Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Class A Common Stock, as such, shall be entitled to the payment of dividends on the Class A Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Class A Common Stock pro rata in accordance with the number of shares of Class A Common Stock held by each such holder.

5. Transfer Rights. Subject to applicable law, shares of Class A Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

6. Reservation of Stock Issuable on Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance to a direct or indirect equity holder in an OP (as defined below) pursuant to the terms of an OP Agreement (as defined below), such number of shares of Class A Common Stock as shall from time to time be required to effect any such issuance.

7. Voting Terms of Class A Common Stock.

(i) Notwithstanding any provision herein to the contrary, if at any meeting of the stockholders of the Corporation the aggregate number of voting securities held by the SoftBank Holders (as defined below) would otherwise represent more than 49.90% of the voting securities present (in person or by proxy) at such meeting with respect to any vote or election submitted to the holders of shares of capital stock of the Corporation for approval (each, a “Stockholder Vote”), then the SoftBank Holders shall only be entitled to vote 49.90% of the voting securities present (in person or by proxy) and voting in such Stockholder Vote, with SBG not voting the minimum number of its shares of Class A Common Stock (such minimum number of shares, the “Subject Shares”) as is required to reduce the combined voting power exercised by the SoftBank Holders to no more than 49.90% (rounded down to the nearest whole share) of the voting securities present (in person or by proxy) and voting at such Stockholder Vote. The Subject Shares shall automatically become subject to the Subject Shares Proxy (as defined below) in respect of such Stockholder Vote.

(ii) SBG irrevocably appoints the WW Executive (as defined below) as its attorney and proxy, to the full extent of its voting rights with respect to the Subject Shares in such applicable Stockholder Vote, to vote all the Subject Shares in proportion to the votes cast by the stockholders of the Corporation (other than the SoftBank Holders) in such Stockholder Vote (the “Subject Shares Proxy”). For the avoidance of doubt, SBG retains all economic and all other non-voting rights, powers and preferences in the Subject Shares.

(iii) For the avoidance of doubt, shares of Class A Common Stock transferred by a SoftBank Holder to a third party who is not a SoftBank Holder will not be subject to this Article V, Part A, Section 7.

(iv) Upon the second anniversary of this Second Amended and Restated Certificate of Incorporation, the voting power of shares of Class A Common Stock shall no longer be subject to the terms and conditions of subclauses (i)-(ii) of this Article V, Part A, Section 7 (the “Voting Restriction Sunset”); provided, however, that if SBG provides written notice (an “Extension Notice”) to the Corporation as of any date that is prior to the first anniversary of this Second Amended and Restated Certificate of Incorporation stating that the voting power of such shares of Class A Common Stock shall continue to be subject to the terms and conditions of subclauses (i)-(ii) of this Article V, Part A, Section 7, the Voting Restriction Sunset shall not occur until the date that is 24 months following the date of such Extension Notice (the “Extended Voting Restriction Sunset”). SBG shall be permitted to provide an unlimited number of Extension Notices (which, in each case, must be delivered as of any date that is prior to the date that is twelve months prior to the Extended Voting Restriction Sunset then in effect), and upon the delivery of each such Extension Notice to the Corporation, the Extended Voting Restriction Sunset will be the date that is 24 months following the date of such Extension Notice.

(v) For purposes of this this Article V, Part A, Section 7: (a) “Affiliate” means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person or entity; (b) “conflicted” means any person that has a direct relationship or arrangement with any Softbank Holder; (c) “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise; (d) “SBG” means SoftBank Group Corp. and its Affiliates (excluding, for the avoidance of doubt, the Corporation and its controlled Affiliates and SVF and its Affiliates); (e) “SoftBank Holders” means SBG and SVF; (f) “SVF” means SVF Endurance (Cayman) Limited and its Affiliates (excluding, for the avoidance of doubt, the Corporation and its controlled Affiliates and SBG and its Affiliates); and (g) “WW Executive” means (w) a President of the Corporation, unless such President is conflicted in respect of the matter being voted upon, (x) if all Presidents of the Corporation are conflicted, the Treasurer of the Corporation, unless such Treasurer is conflicted in respect of the matter being voted upon, (y) if all Presidents and the Treasurer of the Corporation are conflicted, the Secretary of the Corporation.

(vi) As long as SBG is a stockholder of the Corporation, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the affirmative vote of SBG, amend, alter or repeal this Article V, Part A, Section 7.

B. Class C Common Stock.

1. General. The voting, dividend, liquidation and other rights and powers of the Class C Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors and outstanding from time to time.

2. Voting. Except as otherwise provided herein or expressly required by law, each holder of Class C Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders as a single class with the holders of Class A Common Stock and shall be entitled to one vote for each share of Class C Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Class C Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL. Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Class C Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. The shares of Class C Common Stock are a non-economic interest in the Corporation. The holders of Class C Common Stock shall not be entitled to receive any dividends (including of cash, property or stock) in respect of their shares of Class C Common Stock except that, in the event that any dividend or distribution payable in securities of the Corporation is declared and paid on the Class A Common Stock, the same dividend or distribution with the same record date and payment date shall be declared and paid on the shares of Class C Common Stock; provided, however, that all dividends and distributions payable in securities of the Corporation on the shares of Class C Common Stock shall be payable in shares of Class C Common Stock, or rights to acquire shares of Class C Common Stock.

4. Liquidation. Holders of Class C Common Stock shall have no right to receive a share of the funds and assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

5. Redemption. The shares of Class C Common Stock shall be redeemable by the Corporation for no consideration in connection with the exercise, redemption or exchange of convertible securities issued by an OP for shares of Class A Common Stock. Class C Common Stock is not redeemable at the option of the holder thereof. No share or shares of Class C Common Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

6. Stock Adjustments. If the Corporation in any manner reclassifies, subdivides or combines the outstanding shares of Class A Common Stock, then all outstanding shares of Class C Common Stock will concurrently therewith be proportionately reclassified, subdivided or combined in a manner that maintains the same proportionate equity ownership and voting rights among the holders of the outstanding shares of Class A Common Stock and the holders of the outstanding shares of Class C Common Stock on the record date for such reclassification, subdivision or combination.

7. Definitions. As used in this Second Amended and Restated Certificate of Incorporation:

(i) “OP” means any direct or indirect subsidiary of the Corporation or any aggregator entity controlled by the Corporation or any direct or indirect subsidiary of the Corporation that has in place a governing agreement (including a limited partnership agreement or limited liability company agreement) that provides the right or option to hold, own or acquire shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock.

(ii) “OP Agreement” means the governing agreement (including a limited partnership agreement or limited liability company agreement) of an OP.

C. Preferred Stock.

1. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

2. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for series of Preferred Stock and, with respect to each series, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation). Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or in such resolution or resolutions.

3. Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE VI

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that: 6

A. Except as otherwise expressly provided by the DGCL or this Second Amended and Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation (as such Bylaws may be amended from time to time, the “Bylaws”).

B. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Notwithstanding the foregoing, if at any time that the voting restrictions set forth in Article V, Part A, Section 7 remain in effect, if a vacancy on the Board of Directors arises by reason of the death, removal or resignation of a director (x) who was not nominated by a stockholder of the Corporation pursuant to Section 2.2 or Section 2.3 of the Stockholders Agreement, dated as of the effective date of this Second Amended and Restated Certificate of Incorporation, among the Corporation and certain stockholders of the Corporation party thereto (as it may be amended from time to time, the “Stockholders Agreement”) or (y) pursuant to the first sentence of Section 2.4(b) of the Stockholders Agreement, then a committee of the Board of Directors shall be created consisting of all of the directors other than any directors designated by the SB Investor or the VF Investor (as defined in the Stockholders Agreement) and any such vacancy shall be filled by a majority vote of such committee. Any director appointed in accordance with the preceding two sentences shall hold office until the expiration of his or her term or until his or her earlier death, resignation, retirement, disqualification or removal.

C. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation) and the Bylaws. Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph A of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

D. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend or repeal the Bylaws.

E. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VII

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Executive Chairman of the Board of Directors, the Chief Executive Officer or a President, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

ARTICLE VIII

No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL or other applicable law as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL or other applicable law is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL or other applicable law as so amended.

ARTICLE IX

The Corporation shall indemnify, to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify (or advance expenses to) any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person or in defending any counterclaim, cross-claim, affirmative defense, or like claim by the Corporation in such a proceeding unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article IX shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article IX. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Second Amended and Restated Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation (collectively, the “Covered Persons”) existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Second Amended and Restated Certificate of Incorporation, the Bylaws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board, or otherwise, without regard to any rights the Covered Persons may have against the Other Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing, and the Other Indemnitors shall have a right of contribution and/or subrogation to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this paragraph shall only apply to Covered Persons in their capacity as Covered Persons.

ARTICLE X

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof (the “Chosen Courts”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL, the Bylaws or this Second Amended and Restated Certificate of Incorporation (as any of the foregoing may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (v) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine. If any action, suit or proceeding the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the Chosen Courts (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the Chosen Courts in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (and as may be further amended from time to time).

C. Notwithstanding the foregoing, the provisions of paragraph A of this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934 or any other claim over which the federal courts of the United States have exclusive jurisdiction.

D. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation (including, but not limited to, shares of capital stock of the Corporation) shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

A. Except as otherwise provided in this Second Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

B. If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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